Exhibit 10.1

SECOND AMENDMENT TO THE

OMNIBUS AGREEMENT

This Second Amendment (this “Second Amendment”) to the Omnibus Agreement (as amended, the “Omnibus Agreement”) by and among Green Plains Inc., an Iowa corporation (“Green Plains”), Green Plains Partners LP, a Delaware limited partnership (the “Partnership”), Green Plains Holdings LLC, a Delaware limited liability company (the “General Partner”), and Green Plains Operating Company LLC, a Delaware limited liability company (the “Operating Company” and collectively with the Partnership and the General Partner, the “Partnership Parties”), is entered into on September 23, 2016, and dated effective as of September 23, 2016.

WHEREAS, the Parties entered into that certain Omnibus Agreement effective as of July 1, 2015; and

WHEREAS, the Parties entered into that certain First Amendment to the Omnibus Agreement effective as of January 1, 2016; and

WHEREAS, the Parties seek to amend the Omnibus Agreement to include certain additional assets acquired by the Partnership Parties as of the date hereof.

NOW THEREFORE, for and in consideration of the forgoing, the mutual covenants, terms and conditions of the Agreement, as amended by this Second Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Unless otherwise noted, the capitalized terms used herein shall have the definitions set forth in the Omnibus Agreement.

2. Section 3.1 of the Omnibus Agreement is hereby amended and restated in its entirety as follows:

“Agreement to Provide Services. Until such time as this Agreement is terminated as provided in Section 8.5, Green Plains hereby agrees to provide, or cause one or more of its Affiliates to provide, to the Partnership Group (a) the general and administrative services that Green Plains has traditionally provided in connection with the ownership and operation of the Assets and in connection with any other assets acquired or developed by the Partnership Group from time to time, which include, but are not limited to, the services set forth on Schedule A, and (b) any other general and administrative support services that the Parties mutually agree will be provided by Green Plains and its Affiliates from time to time in support of the Assets and any other assets acquired or developed by the Partnership Group from time to time (the “G&A Services”). The G&A Services shall be consistent in nature and quality to the services of such type previously provided by Green Plains in connection with the Assets prior to the Closing Date. Green Plains may subcontract with Affiliates or third parties for the provision of such G&A Services to the General Partner. The Partnership may terminate any specific G&A Service upon thirty (30) days’ prior written notice to Green Plains.”

3. Except as expressly set forth herein, all other terms and conditions of the Omnibus Agreement shall remain in full force and effect.

[Signature Pages Follow]

IN WITNESS WHEREOF, the duly authorized representatives of the Parties have executed this Second Amendment as of the date first above written.

GREEN PLAINS INC.

By:	/s/ Jerry L. Peters
Name:	Jerry L. Peters
Title:	Chief Financial Officer

GREEN PLAINS PARTNERS LP

By: Green Plains Holdings LLC, its general partner

By:	/s/ Jerry L. Peters
Name:	Jerry L. Peters
Title:	Chief Financial Officer

GREEN PLAINS HOLDINGS LLC

By:	/s/ Jerry L. Peters
Name:	Jerry L. Peters
Title:	Chief Financial Officer

GREEN PLAINS OPERATING COMPANY LLC

By:	/s/ Jerry L. Peters
Name:	Jerry L. Peters
Title:	Chief Financial Officer

Signature Page to Second Amendment to the Omnibus Agreement